UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2018 (August 21, 2018)

CUSHMAN & WAKEFIELD plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Old Broad Street

London, United Kingdom, EC2N 1AR

(Address of Principal Executive Offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2018, certain of Cushman & Wakefield plc’s (the “Company”) subsidiaries, including DTZ U.S. Borrower, LLC (the “US Borrower”) and DTZ UK Guarantor Limited (the “UK Guarantor”) entered into a credit agreement (the “Credit Agreement”) with the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent which provides for (i) a $2,700 million senior secured term facility (the “Term Loan Facility”) and (ii) a $810 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”), which may be used for revolving credit borrowings in dollars or certain other currencies described in the Credit Agreement, the issuance of one or more letters of credit from time to time (up to an aggregate of $220 million) and one or more swing line loans from time to time (up to an aggregate of $45 million). US Borrower is the sole borrower under the Term Loan Facility and the Revolving Credit Facility. On August 21, 2018, the Company borrowed $2,700 million under the Term Loan Facility (the “Term Loans”). The Term Loans mature on August 21, 2025. The maturity date for the Revolving Credit Facility is August 21, 2023. The US Borrower, UK Guarantor and certain other subsidiaries of the Company also entered into security, guaranty and other agreements on August 21, 2018 in relation to the Credit Agreement.

The proceeds of the Term Loans were used to repay in full all outstanding indebtedness of the US Borrower and DTZ Aus Holdco Pty Limited (the “Australian Borrower”) under the first lien credit agreement, dated as of November 4, 2014, which was subsequently amended as of August 13, 2015, September 1, 2015, December 22, 2015, April 28, 2016, June 14, 2016, November 14, 2016, September 15, 2017 and March 15, 2018 (the “Existing First Lien Credit Agreement”), among US Borrower, Australian Borrower, UK Guarantor, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent, as an issuing bank and as a swingline lender, and terminate all commitments thereunder, pay fees and expenses incurred in connection with the above and the Senior Secured Credit Facilities, with any remainder to be used for general corporate purposes. In connection with the repayment of the Existing First Lien Credit Agreement, all guarantees of obligations under the Existing First Lien Credit Agreement were terminated, all security interests securing obligations under the Existing First Lien Credit Agreement were released and the Existing First Lien Credit Agreement was terminated.

Borrowings under the Term Loan Facility bear interest, at the US Borrower’s option, at a rate equal to either (i) the Eurodollar Rate (as defined in the Credit Agreement), plus an applicable margin equal to 3.25% per annum or (ii) the Base Rate (as defined in the Credit Agreement), plus an applicable margin equal to 2.25% per annum. The US Borrower selected an initial interest rate equal to the Eurodollar Rate plus the applicable margin of 3.25% per annum.

Borrowings under the Revolving Credit Facility bear interest, at the US Borrower’s option, at a rate initially equal to either (i) 2.50% plus the Eurodollar Rate or (ii) 1.50% plus the Base Rate Loans, in each case until financial statements for the fiscal quarter ending September 30, 2018 have been delivered, and thereafter at rates varying from 2.75% to 2.00% plus the Eurodollar Rate or 1.75% to 1.00% plus the Base Rate, based on achievement of certain First Lien Net Leverage Ratios (as defined in the Credit Agreement). In addition, the US Borrower is required to pay a commitment fee of 0.375% per annum for unused commitments under the Revolving Credit Facility, with a step down to 0.250% per annum upon achievement of a First Lien Net Leverage Ratio of 2.50:1.00 or less.

All of the US Borrower’s and Guarantors’ (as defined below) obligations under the Credit Agreement are guaranteed by the UK Guarantor, certain subsidiaries of the UK Guarantor incorporated in England and Wales and certain material US subsidiaries of the UK Guarantor (such entities, collectively, the “Guarantors”). All of the US Borrower’s and Guarantors’ obligations under the Credit Agreement are secured, subject to certain exceptions and Excluded Assets (as defined in the Credit Agreement), by a security interest in substantially all tangible and intangible assets of the US Borrower and each Guarantor.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to US Borrower, UK Guarantor and the Company’s subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, fundamental changes, dispositions, and dividends and other distributions. The Credit Agreement contains a springing financial covenant, tested on the last day of each fiscal quarter if the outstanding loans under the Revolving Credit Facility and outstanding letters of credit in excess of $100 million (excluding (a) letters of credit to the extent reimbursed, cash collateralized or backstopped on terms reasonably acceptable to the applicable issuing bank on or prior to the date that is three business days following the test date and (b) bank guarantees and performance or similar bonds) exceeds the greater of $324.0 million and 40.0% of the aggregate principal amount of all revolving commitments under the Credit Agreement. If the financial covenant is triggered, the UK Guarantor may not permit the First Lien Net Leverage Ratio to exceed 5.80 to 1.00. The Credit Agreement also contains customary events of default.

The foregoing description of our Senior Secured Credit Facilities is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s upcoming Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD PLC

Date: August 24, 2018	By:	/s/ Brett Soloway
Brett Soloway
General Counsel